Exhibit 99.2

F-star Therapeutics, Inc. Announces Pricing of $65 Million Public Offering of Common Stock

Cambridge, United Kingdom and Cambridge, Mass. – May 7, 2021 (GLOBE NEWSWIRE) – F-star Therapeutics, Inc. (Nasdaq: FSTX) (the “Company” or “F-star”), a clinical-stage biopharmaceutical company dedicated to developing next generation immunotherapies to transform the lives of patients with cancer, today announced the pricing of its underwritten public offering of 9,285,715 shares of its common stock at a public offering price of $7.00 per share. All of the shares to be sold in the offering are being sold by F-star. In addition, F-star has granted to the underwriters a 30-day option to purchase up to 1,392,857 additional shares of common stock. The offering is expected to close on or about May 11, 2021, subject to the satisfaction of customary closing conditions. The proceeds from the offering, before deducting the underwriting discounts and commissions and offering expenses payable by F-star, are expected to be $65.0 million.

F-star intends to use the net proceeds from the offering, together with its existing cash and cash equivalents, for working capital and general corporate purposes, including, but not limited to, clinical trials, research and development activities and capital expenditures.

SVB Leerink is acting as sole bookrunning manager for the offering. Oppenheimer & Co. is acting as lead manager for the offering, and H.C. Wainwright & Co. is acting as co-manager for the offering.

The securities are being offered by F-star pursuant to a shelf registration statement on Form S-3 that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC. A preliminary prospectus supplement relating to the offering was filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained from SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@svbleerink.com. You may also obtain these documents free of charge by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About F-star

F-star is a clinical-stage biopharmaceutical company developing tetravalent bispecific antibodies for a paradigm shift in cancer therapy. By developing medicines that seek to block tumor immune evasion, the Company’s goal is to offer patients greater and more durable benefits than current immuno-oncology treatments. Through its proprietary tetravalent, bispecific natural antibody (mAb²™) format, F-star’s mission is to generate highly differentiated best-in-class drug candidates with monoclonal antibody-like manufacturability.

Forward-Looking Statements

Certain statements contained in this press release regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. F-star undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including those discussed in F-star’s Annual Report on Form 10-K, as well as subsequent Quarterly Reports on Form 10-Q and other documents to be filed from time to time with the SEC. New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements included in this communication are based on information available to F-star as of the date of this communication. F-star does not assume any obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, please contact:

For investor inquiries

Lindsey Trickett

VP Investor Relations & Communications

+1 240 543 7970

lindsey.trickett@f-star.com

For media inquiries

Helen Shik

Shik Communications LLC

+1 617-510-4373

Shik.Helen10@gmail.com